[19] State Intellectual Property Office of the People’s Republic of China.

[12] The Public Specification of Invention Patent Application

[21] Application Number 200410045600.6

[43] Publication Date: December 14th, 2005              [11] Publication Number: CN 1706845A

[22] Application Date: 2004.6.11

[21] Application Number: 200410045600.6

[71] Applicant: LIN SHIH-HUANG

Address: Room 1809, Office Tower One Henderson Center, 18 Jian

 Guo Men Nei Avenue, Dongcheng District, Beijing P.R.C

[72] Inventor: Wassil Nowicky

[54] Title of Invention: Quaternary Amine Celandine Alkaloids Thiophosphoric Acid Derivation